EXHIBIT 99.1

Global Geophysical Reports Third Quarter Results

Free Cash Flow Generation and Increased Proprietary Backlog in the Quarter

HOUSTON, Nov. 5, 2013 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today reported third quarter revenues of $70.0 million, Cash EBITDA of $10.2 million and an adjusted loss per share of $0.32.

The loss per share for the quarter includes approximately $14.8 million in charges associated with: 1) the decision to exit the line clearing and marine acquisition businesses resulting in pre-tax charges totaling $5.2 million; 2) non-cash backstop amortization related to the data library on a pre-tax basis of $3.1 million; and, 3) a charge to income tax expense of $6.5 million related to the impairment of certain deferred tax assets. Net loss for the third quarter 2013 adjusted for these charges using a normalized effective tax rate would have resulted in an adjusted net loss of $12.3 million or an adjusted loss of $0.32 per share. The net loss before these adjustments for the quarter was $0.64 per share.

Third quarter revenues increased sequentially to $70.0 million, compared with $63.4 million during the second quarter. Revenue growth for the quarter was driven by increases in our Proprietary Services activities. Year-to-date recognized Proprietary Services revenues were $95.6 million, compared with starting Proprietary Services backlog of $35 million as of January 1, 2013.

Cash EBITDA for the quarter was $10.2 million, up from ($1.0) million during the second quarter. Year-to-date 2013, Cash EBITDA was $34.0 million, an increase of $5.0 million over the corresponding period of 2012.

Cash flow before financing activities for the quarter ended September 30, 2013 was approximately $11.6 million reflecting the efforts made this year to reduce Multi-client investment through a higher focus on Proprietary work. By this same measure for the nine months ended September 30, 2013, the Company used approximately $1.0 million, which includes the majority of the Company's expected Data Library investment for the year.

Data Library late sales remained strong through the third quarter of 2013, up roughly 22% over the 2012 quarter at $14.1 million. Year-to-date Data Library late sales through September 30, 2013 were $64.3 million, a record level as compared to all prior annual periods.

Proprietary Services backlog as of September 30, 2013 increased to $180.4 million. Total backlog at September 30, 2013 was approximately $190.0 million as compared to $201.0 million as of June 30, 2013, reflecting the expected reductions in Data Library pre-commitment backlog during 2013. Backlog at June 30, 2013 was comprised of $174.0 million in Proprietary Services and $27.0 million in Data Library Services.

"I'm pleased with the continued progress we are making in migrating a significant portion of our business to the Proprietary Services segment," commented Richard White, CEO. "Exiting the third quarter, 95% of our backlog was weighted to Proprietary programs as compared to 87% exiting the second quarter of this year. This transition is one of the corner stones of our strategy to generate cash flow from the business while reducing our cash investment in new Data Library programs and capturing more value from our existing Data Library assets."

"Just as important, we continue to rationalize our cost structure and sharpen our focus on our core business lines. To this end, we made the decision in the third quarter to exit the line clearing and Marine seafloor acquisition businesses. We expect this move to reflect positively in coming quarters through reduced overhead and increased operating margins resulting from exiting these business lines."

"Revenues from our Data Library assets were strong again this quarter building on the record levels of Data Library late sales the Company has experienced this year. We continue to work with our Data Library marketing and distribution partner on future opportunities to capture value from our diverse portfolio of Data Library assets.   I have confidence that together we can build upon the success we have experienced this year."

"We made good progress again this quarter in meeting the priorities I set for the Company this year. With the majority of those priorities driving toward generation of free cash flow, our progress is highlighted by the cash flow generation we achieved in the quarter and that for the year we are effectively cash flow neutral, having completed most of our Data Library investment."

"Based on the progress we have demonstrated in shifting our priorities, we were also pleased to complete the refinancing of the Company's senior credit facilities, extending the maturity into 2016."

"To achieve our goals, we must remain dedicated to execution for our customers, continue to rationalize our cost structure, build on our backlog of Proprietary program over the last quarter of this year, and begin to develop new Data Library program opportunities for 2014.   Accomplishing these objectives should continue to drive cash flow from the business and, over time, superior returns for our shareholders."

Third Quarter 2013 Results

The following tables set forth consolidated revenues for the three months ended September 30, 2013 and for the corresponding period of 2012 (amounts in millions):

	Three Month Period Ended September 30,
	(unaudited)
	2013		2012
Proprietary Services	$ 41.4	59%	$ 30.2	33%
Multi-client Services	28.6	41%	60.0	67%
Total	$ 70.0	100%	$ 90.2	100%

	Three Month Period Ended September 30,
	(unaudited)
	2013		2012
United States	$ 42.8	61%	$ 56.0	62%
International	27.2	39%	34.2	38%
Total	$ 70.0	100%	$ 90.2	100%

We recorded revenues of $70.0 million for the three months ended September 30, 2013 compared to $90.2 million for the same period of 2012, a decrease of $20.2 million, or 22%.

We recorded revenues from Proprietary Services of $41.4 million for the three months ended September 30, 2013, compared to $30.2 million for the same period of 2012, an increase of $11.2 million, or 37%. The increase was primarily attributable to increased contribution from the Proprietary Services business in the United States.

Multi-client Services generated revenues of $28.6 million for the three months ended September 30, 2013 compared to $60.0 million for the same period of 2012, a decrease of $31.4 million, or 52%. The $28.6 million in Multi-client Services revenues included $14.5 million of pre-commitment revenues and $14.1 million of late sale revenues that included $0.1 million in non-cash data swap transactions. This compared to $48.5 million of pre-commitment revenues and $11.5 million of late sale revenues that included $0.7 million in non-cash data swap transactions during the same period of 2012.

Included within operating expenses is Multi-client Services revenue based amortization of $20.1 million. The average amortization rate for the quarter was 81%. The Data Library impairment represented $3.1 million of backstop amortization for the quarter. Gross depreciation expense for the quarter was $10.3 million, of which $1.0 million was capitalized in connection with our Multi-client Services library investments resulting in net depreciation expense of $9.3 million.

For the three months ended September 30, 2013, the Company recorded commission expense of $5.2 million related to SEI/GPI strategic License and Marketing Agreement as Data Library Commissions expense in the Company's Consolidated Statements of Operations.

Nine Months Ended September 30, 2013 Results

The following tables set forth consolidated revenues for the nine months ended September 30, 2013 and for the corresponding period of 2012 (amounts in millions):

	Nine Month Period Ended September 30,
	(unaudited)
	2013		2012
Proprietary Services	$ 95.6	44%	$ 153.6	54%
Multi-client Services	121.2	56%	130.1	46%
Total	$ 216.8	100%	$ 283.7	100%

	Nine Month Period Ended September 30,
	(unaudited)
	2013		2012
United States	$ 148.8	69%	$ 149.1	53%
International	68.0	31%	134.6	47%
Total	$ 216.8	100%	$ 283.7	100%

We recorded revenues of $216.8 million for the nine months ended September 30, 2013 compared to $283.7 million for the same period of 2012, a decrease of $66.9 million, or 24%.

We recorded revenues from Proprietary Services of $95.6 million for the nine months ended September 30, 2013, compared to $153.6 million for the same period of 2012, a decrease of $58.0 million, or 38%. The decrease related to our international Proprietary operations was $61.5 million, primarily due to a decrease in crew activities in Colombia and Brazil.

Multi-client Services generated revenues of $121.2 million for the nine months ended September 30, 2013 compared to $130.1 million for the same period of 2012, a decrease of $8.9 million, or 7%. The $121.2 million in Multi-client Services revenues included $56.9 million of pre-commitment revenues and $64.3 million of late sale revenues that included $0.1 million in non-cash data swap transactions. This compared to $90.8 million of pre-commitment revenues that included $2.0 million in non-cash data swap transactions and $39.3 million of late sale revenues that included $3.2 million in non-cash data swap transactions during the same period of 2012.

Included within operating expenses is Multi-client Services revenue based amortization of $76.4 million. The Data Library impairment represented $5.8 million of backstop amortization and $13.0 million of impairment related charges for certain library assets. The average amortization rate for the nine months ended September 30, 2013 was 79%. Gross depreciation expense for the nine months ended September 30, 2013 was $28.8 million, of which $3.6 million was capitalized in connection with Multi-client Services library investments resulting in net depreciation expense of $25.2 million. Table 2 provides a reconciliation of Net Income (Loss) to EBIT, EBITDA and Cash EBITDA (non-GAAP measures).

For the nine months ended September 30, 2013, the Company recorded commission expense of $11.1 million related to SEI/GPI strategic License and Marketing Agreement as Data Library Commissions expense in the Company's Consolidated Statements of Operations.

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir GradeSM seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSightSM in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services Form 10-K for the year ended December 31, 2012, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

Unless the context otherwise indicates, references in this press release to "Global Geophysical Services," "Global Geophysical," "Global," "GGS," the "Company," "we," "us," "our," or "ours" refer to Global Geophysical Services, Inc. and its direct and indirect subsidiaries.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The Company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the Company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Month Period Ended September 30,		Three Month Period Ended
	2013	2012	June 30, 2013
	(unaudited)		(unaudited)

REVENUES
Proprietary Revenues	$ 41,407	$ 30,173	$ 26,774
Data Library Pre-commitments	14,481	48,476	14,098
Data Library Late Sales	14,145	11,565	22,480
TOTAL REVENUES	70,033	90,214	63,352

OPERATING EXPENSES
Operating Costs	38,750	18,621	24,202
Data Library Revenue Amortization	20,089	35,519	23,013
Depreciation & Other Amortization	9,233	5,727	8,457
TOTAL OPERATING EXPENSES	68,072	59,867	55,672

DATA LIBRARY AND OTHER IMPAIRMENT	4,116	1,893	1,441

DATA LIBRARY COMMISSIONS	5,173	--	5,932

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,460	9,410	13,151
GAIN ON DISPOSAL OF PROPERTY AND EQUIPMENT	(3,455)	(2,231)	(289)

INCOME (LOSS) FROM OPERATIONS	(15,333)	21,275	(12,555)

OTHER EXPENSE
Interest expense, net	(8,884)	(8,295)	(8,430)
Foreign exchange loss	(310)	(206)	(133)
Other expense, net	(122)	(1,952)	(185)
TOTAL OTHER EXPENSE	(9,316)	(10,453)	(8,748)

INCOME (LOSS) BEFORE INCOME TAXES	(24,649)	10,822	(21,303)

INCOME TAX EXPENSE (BENEFIT)	(548)	4,864	(5,402)

INCOME (LOSS) AFTER INCOME TAXES	(24,101)	5,958	(15,901)

NET INCOME (LOSS), attributable to non-controlling interests	98	151	(115)

NET INCOME (LOSS), attributable to common shareholders	$ (24,199)	$ 5,807	$ (15,786)

INCOME (LOSS) PER COMMON SHARE
Basic	$ (0.64)	$ 0.16	$ (0.42)
Diluted	$ (0.64)	$ 0.16	$ (0.42)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	38,087	37,450	37,985
Diluted	38,087	37,450	37,985

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(In thousands, except per share amounts)

	Nine Month Period Ended September 30,
	2013	2012
	(unaudited)

REVENUES
Proprietary Revenues	$ 95,617	$ 153,585
Data Library Pre-commitments	56,861	90,852
Data Library Late Sales	64,316	39,259
TOTAL REVENUES	216,794	283,696

OPERATING EXPENSES
Operating Costs	84,795	102,462
Data Library Revenue Amortization	76,392	79,107
Depreciation & Other Amortization	24,921	18,953
TOTAL OPERATING EXPENSES	186,108	200,522

DATA LIBRARY AND OTHER IMPAIRMENT	19,820	6,433

DATA LIBRARY COMMISSIONS	11,106	--

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	39,028	34,390
GAIN ON DISPOSAL OF PROPERTY AND EQUIPMENT	(6,380)	(12,112)

INCOME (LOSS) FROM OPERATIONS	(32,888)	54,463

OTHER EXPENSE
Interest expense, net	(25,683)	(23,344)
Foreign exchange loss	(266)	(1,255)
Other expense, net	(351)	(2,371)
TOTAL OTHER EXPENSE	(26,300)	(26,970)

INCOME (LOSS) BEFORE INCOME TAXES	(59,188)	27,493

INCOME TAX EXPENSE (BENEFIT)	(7,519)	12,319

INCOME (LOSS) AFTER INCOME TAXES	(51,669)	15,174

NET INCOME (LOSS), attributable to non-controlling interests	(142)	(109)

NET INCOME (LOSS), attributable to common shareholders	$ (51,527)	$ 15,283

INCOME (LOSS) PER COMMON SHARE
Basic	$ (1.36)	$ 0.41
Diluted	$ (1.36)	$ 0.41

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,944	37,252
Diluted	37,944	37,252

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 16,774	$ 23,359
Restricted cash investments	985	1,830
Accounts receivable, net	40,162	51,766
Inventory	--	11,864
Income and other taxes receivable	386	1,472
Prepaid expenses and other current assets	9,323	21,480
TOTAL CURRENT ASSETS	67,630	111,771

MULTI-CLIENT LIBRARY, net	279,183	309,067

PROPERTY AND EQUIPMENT, net	89,614	100,172

GOODWILL	11,342	12,381

INTANGIBLE ASSETS, net	10,859	13,083

OTHER ASSETS	10,035	6,401

TOTAL ASSETS	$ 468,663	$ 552,875

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(In thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 43,779	$ 42,597
Current portion of long-term debt	10,252	22,970
Current portion of capital lease obligations	3,990	5,639
Income and other taxes payable	2,436	3,563
Deferred revenue	10,364	22,498
Other payables	1,465	3,059
TOTAL CURRENT LIABILITIES	72,286	100,326

DEFERRED INCOME TAXES, net	3,005	27,073

LONG-TERM DEBT, net of current portion and unamortized discount	327,325	311,250

CAPITAL LEASE OBLIGATIONS, net of current portion	2,849	4,176

NON-CONTROLLING INTERESTS	856	997

OTHER LIABILITIES	970	1,505

TOTAL LIABILITIES	407,291	445,327

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	483	476
Additional paid-in capital	258,761	253,415
Accumulated deficit	(101,342)	(49,815)
	157,902	204,076
Less: treasury stock	96,530	96,528
TOTAL STOCKHOLDERS' EQUITY	61,372	107,548

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 468,663	$ 552,875

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Month Period Ended September 30,		Three Month Period Ended
	2013	2012	September 30, 2013
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$ (51,527)	$ 15,283	$ (24,199)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation (net) and amortization expense	104,249	100,782	30,443
Data Library and other impairment	19,820	6,433	4,116
Non-cash revenue from Multi-client data exchange	(138)	(5,246)	(138)
Deferred tax expense (benefit)	(11,395)	5,743	(1,718)
Gain on sale of assets	(6,380)	(12,112)	(3,455)
Bad debt expense (recovery)	664	2,558	(460)
Stock-based compensation	4,880	4,506	1,494
Other	2,142	1,354	1,025
Effects of changes in operating assets and liabilities	(7,605)	(25,989)	7,442
NET CASH PROVIDED BY OPERATING ACTIVITIES	54,710	93,312	14,550

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,611)	(22,133)	(52)
Investment in Multi-client library	(61,589)	(129,166)	(10,234)
Investment in unconsolidated affiliate	(250)	(500)	--
Change in restricted cash investments	845	3,321	455
Purchase of intangibles	(1,781)	(3,264)	(144)
Proceeds from involuntary conversion of assets	4,500	--	2,400
Proceeds from sale of assets	9,203	19,417	4,603
NET CASH USED IN INVESTING ACTIVITIES	(55,683)	(132,325)	(2,972)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from long-term debt	81,442	47,829	80,536
Net proceeds from (payments on) revolving credit facility	(79,060)	60	(79,915)
Debt issuance costs	(5,026)	(1,804)	(4,776)
Proceeds from capital leases	1,940	--	--
Principal payments on capital lease obligations	(5,380)	(5,659)	(1,469)
Purchase of treasury stock	(2)	(2)	--
Issuances of stock	474	633	139
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(5,612)	41,057	(5,485)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,585)	2,044	6,093

CASH AND CASH EQUIVALENTS, beginning of period	23,359	21,525	10,681

CASH AND CASH EQUIVALENTS, end of period	$ 16,774	$ 23,569	$ 16,774

Global Geophysical Services
Table 1: Segment Analysis (UNAUDITED)
(In thousands, except percentages)

Three Month Period Ended September 30, 2013 (Unaudited):	Proprietary Services	Multi-client Services	Corporate	Total
Revenues	$ 41,407	$ 28,626	$ --	$ 70,033
Operating expenses (1) (2)	41,922	20,089	6,061	68,072
Data library and other impairment	--	3,077	1,039	4,116
SG&A and data library commissions	--	5,173	11,460	16,633
Gain on disposal of property and equipment			(3,455)	(3,455)
Operating income (loss)	$ (515)	$ 287	$ (15,105)	$ (15,333)

Three Month Period Ended September 30, 2012 (Unaudited):
Revenues	$ 30,173	$ 60,041	$ --	$ 90,214
Operating expenses (1) (2)	20,771	35,519	3,577	59,867
Data library and other impairment	--	1,893	--	1,893
SG&A and data library commissions	--	--	9,410	9,410
Gain on disposal of property and equipment			(2,231)	(2,231)
Operating income (loss)	$ 9,402	$ 22,629	$ (10,756)	$ 21,275

Nine Month Period Ended September 30, 2013 (Unaudited):
Revenue	$ 95,617	$ 121,177	$ --	$ 216,794
Operating expenses (1) (2)	92,981	76,392	16,735	186,108
Data library and other impairment	--	18,781	1,039	19,820
SG&A and data library commissions	--	11,106	39,028	50,134
Gain on disposal of property and equipment			(6,380)	(6,380)
Operating income	$ 2,636	$ 14,898	$ (50,422)	$ (32,888)

Nine Month Period Ended September 30, 2012 (Unaudited):
Revenue	$ 153,585	$ 130,111	$ --	$ 283,696
Operating expenses (1) (2)	111,191	79,107	10,224	200,522
Data library and other impairment	--	6,433	--	6,433
SG&A and data library commissions	--	--	34,390	34,390
Gain on disposal of property and equipment			(12,112)	(12,112)
Operating income	$ 42,394	$ 44,571	$ (32,502)	$ 54,463

(1) Corporate operating expenses represent depreciation (net) associated with the assets not in utilization during the period.
(2) Multi-client Services operating expenses represent Multi-client revenue amortization expense.

Global Geophysical Services
Table 2: Reconciliation of Net Income (Loss) to EBIT, EBITDA and Cash EBITDA (Non-GAAP Measures)(1) (UNAUDITED)
(In thousands, except per share amounts)

Table 2a.	Three Month Period Ended September 30,		Three Month Period Ended
	2013	2012	June 30, 2013

Net income (loss), attributable to common shareholders	$ (24,199)	$ 5,807	$ (15,786)
Net income (loss), attributable to non-controlling interests	98	151	(115)
Income tax expense (benefit)	(548)	4,864	(5,402)
Interest expense, net	8,884	8,295	8,430
EBIT (1)	$ (15,765)	$ 19,117	$ (12,873)

Add: Data library revenue amortization	20,089	35,519	23,013
Add: Non-revenue based Multi-client amortization (2)	3,077	1,893	1,441
Add: Depreciation (net) and other amortization (3)	11,393	6,644	9,365
EBITDA (1)	$ 18,794	$ 63,173	$ 20,946

Less: Data library revenue amortization	(20,089)	(35,519)	(23,013)
Less: Non-revenue based Multi-client amortization (2)	(3,077)	(1,893)	(1,441)
Adjusted EBITDA (1)	$ (4,372)	$ 25,761	$ (3,508)

Add: Data library revenue amortization	20,089	35,519	23,013
Add: Non-revenue based Multi-client amortization (2)	3,077	1,893	1,441
Add: Stock-based compensation	1,494	1,529	1,400
Add: Foreign exchange loss	310	206	133
Less: Non-cash Multi-client revenue	(138)	(804)	--
Less: Cash investment in Multi-client library	(10,234)	(49,396)	(23,367)
Cash EBITDA (1)	$ 10,226	$ 14,708	$ (888)

(1) EBIT, EBITDA, Adjusted EBITDA and Cash EBITDA (as defined in the calculations above) are non-GAAP measures.
(2) Includes library impairment charges and backstop amortization.
(3) Includes amortization of intangibles and goodwill impairment.

Global Geophysical Services
Table 2: Reconciliation of Net Income (Loss) to EBIT, EBITDA and Cash EBITDA (Non-GAAP Measures)(1) (UNAUDITED) (CONTINUED)
(In thousands, except per share amounts)

Table 2b.	Nine Month Period Ended September 30,
	2013	2012

Net income (loss), attributable to common shareholders	$ (51,527)	$ 15,283
Net income (loss), attributable to non-controlling interests	(142)	(109)
Income tax expense (benefit)	(7,519)	12,319
Interest expense, net	25,683	23,344
EBIT (1)	$ (33,505)	$ 50,837

Add: Data library revenue amortization	76,392	79,107
Add: Non-revenue based Multi-client amortization (2)	18,781	6,433
Add: Depreciation (net) and other amortization (3)	28,896	21,675
EBITDA (1)	$ 90,564	$ 158,052

Less: Data library revenue amortization	(76,392)	(79,107)
Less: Non-revenue based Multi-client amortization (2)	(18,781)	(6,433)
Adjusted EBITDA (1)	$ (4,609)	$ 72,512

Add: Data library revenue amortization	76,392	79,107
Add: Non-revenue based Multi-client amortization (2)	18,781	6,433
Add: Stock-based compensation	4,880	4,506
Add: Foreign exchange loss	266	1,255
Less: Non-cash Multi-client revenue	(138)	(5,246)
Less: Cash investment in Multi-client library	(61,589)	(129,166)
Cash EBITDA (1)	$ 33,983	$ 29,401

(1) EBIT, EBITDA, Adjusted EBITDA and Cash EBITDA (as defined in the calculations above) are non-GAAP measures.
(2) Includes library impairment charges and backstop amortization.
(3) Includes amortization of intangibles and goodwill impairment.

Global Geophysical Services
Table 3: Selected Multi-client Services additional data (UNAUDITED)
(In thousands, except amortization rates)

	2010	2011	2012	YTD 2013	Q3-2013	Q3-2012
Multi-client Services revenues (period)
Pre-commitments	$ 118,491	$ 127,206	$ 111,680	$ 56,861	$ 14,481	$ 48,476
Late sales	16,376	50,228	44,828	64,316	14,145	11,565
Total Revenues	$ 134,867	$ 177,434	$ 156,508	$ 121,177	$ 28,626	$ 60,041

Multi-client Services amortization	$ 92,702	$ 112,668	$ 103,266	$ 95,173	$ 23,165	$ 37,413
Average amortization rate (%)	69%	64%	66%	79%	81%	62%

Revenues (cumulative)
Pre-commitments	$ 156,841	$ 284,046	$ 395,726	$ 452,587	$ 452,587	$ 374,899
Late sales	27,506	77,735	122,563	186,879	186,879	116,993
Total Revenues	$ 184,347	$ 361,781	$ 518,289	$ 639,466	$ 639,466	$ 491,892

Amortization (cumulative)	$ 130,476	$ 243,144	$ 346,410	$ 441,583	$ 441,583	$ 328,684
Average amortization rate (%)	71%	67%	67%	69%	69%	67%

Multi-client Services investment (period)
Cash	$ 170,755	$ 177,746	$ 165,127	$ 61,589	$ 10,234	$ 49,396
Capitalized depreciation	20,369	16,901	11,329	3,562	971	3,216
Non-cash data swaps (1)	10,079	4,360	3,642	138	138	804
Total	$ 201,203	$ 199,007	$ 180,098	$ 65,289	$ 11,343	$ 53,416

Investment (cumulative)
Cash	$ 230,277	$ 408,023	$ 573,150	$ 634,739	$ 634,739	$ 537,189
Capitalized depreciation	27,136	44,037	55,366	58,928	58,928	53,328
Non-cash data swaps (1)	18,959	23,319	26,961	27,099	27,099	26,960
Total	276,372	475,379	655,477	720,766	720,766	617,477

Cumulative amortization	130,476	243,144	346,410	441,583	441,583	328,684
Multi-client net book value	$ 145,896	$ 232,235	$ 309,067	$ 279,183	$ 279,183	$ 288,793

Multi-client Services backlog at period end	$ 137,430	$ 122,781	$ 66,018	$ 9,333	$ 9,333	$ 91,100

Multi-client Services deferred balance at period end	$ 41,059	$ 35,774	$ 20,010	$ 2,129	$ 2,129	$ 20,714

Net cash (cash revenue - cash investment), cumulative	$ (64,192)	$ (67,617)	$ (81,564)	$ (22,115)	$ (22,115)	$ (71,919)

Pre-commitments minus cash investment, cumulative	$ (82,818)	$ (134,562)	$ (190,156)	$ (194,879)	$ (194,879)	$ (174,936)

(1) Includes non-cash data swap investment recorded as deferred revenue.

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call as detailed below:

Conference Topic: Global Geophysical Services Q3 2013 Earnings Call
Date of Call: Wednesday, November 6, 2013
Time of Call: 10:00 a.m. Eastern Time (9:00 a.m. Central; 8:00 a.m. Mountain; 7:00 a.m. Pacific)

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/.

The webcast from the call will be available for on-demand replay on our investor relations website at: http://ir.globalgeophysical.com/results.cfm

CONTACT: Sean Gore
         ir@globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008
         www.globalgeophysical.com